Exhibit 4.8

NEWS AMERICA INCORPORATED,

Company,

NEWS CORPORATION,

Guarantor

and

THE BANK OF NEW YORK,

Trustee

FIFTH SUPPLEMENTAL INDENTURE

Dated as of May 23, 2007
Amending and Supplementing the Indenture
Dated as of February 28, 2001

due 2021

Liquid Yield Option/TM/ Notes

/TM/ Trademark of Merrill Lynch & Co., Inc.

FIFTH SUPPLEMENTAL INDENTURE, dated as of May 23, 2007, among News America Incorporated, a Delaware corporation (the “Company”), with its principal office located at 1211 Avenue of the Americas, New York, NY 10036, News Corporation, a Delaware corporation (“News Corporation”), News Australia Holdings Pty Limited, an Australia corporation (ABN 32 105 197 028) (“NAHPL”), FEG Holdings, Inc., a Delaware corporation (“FEGH”), Fox Entertainment Group, Inc., a Delaware corporation (“FEG”), News America Marketing FSI, LLC, a Delaware limited liability company (“NAM”), News Publishing Australia Limited, a Delaware corporation (“NPAL”) and The Bank of New York, a New York banking corporation (the “Trustee”), amending and supplementing the Indenture, dated as of February 28, 2001 (the “Original Indenture”), among the Company, the guarantors named therein and the Trustee, which provided for the issuance of the Company’s Liquid Yield Option ™ Notes due 2021. (The Original Indenture, as supplemented by the First Supplemental Indenture, dated as of June 27, 2003, the Second Supplemental Indenture, dated as of November 12, 2004, the Third Supplemental Indenture, dated as of March 14, 2005, the Fourth Supplemental Indenture, dated as of March 21, 2005, and this Fifth Supplemental Indenture, dated as of May 23, 2007, and as it may hereafter be supplemented is referred to herein as the or this “Indenture”.) Capitalized terms used herein and not otherwise defined herein have the meanings ascribed thereto in the Indenture.

RECITALS:

WHEREAS, pursuant to Section 908 of the Original Indenture, any Restricted Subsidiary that is not a Guarantor which issues any guarantee of any Indebtedness for money borrowed in excess of $50 million shall under the Indenture guarantee the Securities to the same extent and in the same manner in which such other Indebtedness is so guaranteed; and

WHEREAS, Limited Liability Company “APR City/TVD,” Limited Liability Company “Display,” Media Support Services Limited, Limited Liability Company “Outdoor Marketing (Russia),” Limited Liability Company “Outdoor Media Management” and Outdoor Systems Limited, which are not currently guarantors under the Indenture, have issued guarantees of indebtedness for money borrowed in excess of $50 million (the “Restricted Subsidiary Guarantees”) and are required, therefore, to execute this Supplemental Indenture pursuant to the terms of said Section 908 of the Original Indenture; and

WHEREAS, effective May 23, 2007 NAHL, NPAL, FEG, FEGH, NAM, Limited Liability Company “APR City/TVD,” Limited Liability Company “Display,” Media Support Services Limited, Limited Liability Company “Outdoor Marketing (Russia),” Limited Liability Company “Outdoor Media Management” and Outdoor Systems Limited were each unconditionally and fully released in writing from all obligations under guarantees of Indebtedness under a Five Year Credit Agreement dated as of June 27, 2003 among the Company, as Borrower, the Initial Guarantors and Lenders party to the Credit Agreement, and Citibank, N.A., as Agent (the “Revolving Credit Agreement”) and are therefore, pursuant to Section 1103 of the Original Indenture, released and eliminated from the terms of the Guarantee and as Guarantors under the Indenture; and

WHEREAS, the provisions of this Fifth Supplemental Indenture shall not adversely affect the interests of the Holders of Securities of any series in any material respects; and

WHEREAS, the Original Indenture is subject to the provisions of the United States Trust Indenture Act of 1939, as amended (the “TIA”), that are required to be part of the Original Indenture and the Indenture shall, to the extent applicable, be governed by such provisions; and

WHEREAS, the Company has duly authorized the execution and delivery of this Fifth Supplemental Indenture and has done all things necessary to make this Fifth Supplemental Indenture a valid agreement in accordance with its terms.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the Purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

ARTICLE ONE

ORIGINAL INDENTURE

SECTION 101. Effect of Original Indenture.

Except as specifically provided in this Fifth Supplemental Indenture, the Original Indenture shall remain in full force and effect.

ARTICLE TWO

AMENDMENTS TO THE INDENTURE

SECTION 201. Addition of Guarantors.

In accordance with Section 908 of the Original Indenture, each of the following entities hereby agrees to become a Guarantor under the Original Indenture:

Name	Jurisdiction of Incorporation
Limited Liability Company “APR City/TVD”	Russian Federation
Limited Liability Company “Display”	Russian Federation
Media Support Services Limited	British Virgin Islands
Limited Liability Company “Outdoor Marketing (Russia)”	Russian Federation
Limited Liability Company “Outdoor Media Management”	Russian Federation
Outdoor Systems Limited	British Virgin Islands

SECTION 202. References in the Indenture

By reason of the Restricted Subsidiary Guarantees, and the continuation, as Guarantor, of the Guarantor under the Indenture, all references in the Indenture to the “Guarantors” are hereby deemed to refer to the following entities, and all references in the Indenture to each or any “Guarantor” are hereby deemed to refer to each of such entities:

Name	Jurisdiction of Incorporation
News Corporation	Delaware
News Australia Holdings Pty Ltd	Australia
FEG Holdings, Inc.	Delaware
Fox Entertainment Group, Inc.	Delaware
News America Marketing FSI, LLC	Delaware
News Publishing Australia Limited	Delaware
Limited Liability Company “APR City/TVD”	Russian Federation
Limited Liability Company “Display”	Russian Federation
Media Support Services Limited	British Virgin Islands
Limited Liability Company “Outdoor Marketing (Russia)”	Russian Federation
Limited Liability Company “Outdoor Media Management”	Russian Federation
Outdoor Systems Limited	British Virgin Islands

SECTION 203. Release of Certain Guarantors.

In accordance with Section 1103 of the Original Indenture, each of the following entities is hereby deemed released as a Guarantor under the Indenture:

Name	Jurisdiction of Incorporation
News Australia Holdings Pty Ltd	Australia
FEG Holdings, Inc.	Delaware
Fox Entertainment Group, Inc.	Delaware
News America Marketing FSI, LLC	Delaware
News Publishing Australia Limited	Delaware
Limited Liability Company “APR City/TVD”	Russian Federation
Limited Liability Company “Display”	Russian Federation
Media Support Services Limited	British Virgin Islands
Limited Liability Company “Outdoor Marketing (Russia)”	Russian Federation
Limited Liability Company “Outdoor Media Management”	Russian Federation
Outdoor Systems Limited	British Virgin Islands

SECTION 204. References in the Indenture.

By reason of the elimination of certain Guarantors pursuant to Section 203 hereof, and the continuation, as Guarantor, of the Guarantor under the Indenture, all references to the “Guarantor” are hereby deemed to refer to News Corporation, a Delaware corporation, as sole Guarantor.

ARTICLE THREE

MISCELLANEOUS

SECTION 301. Effect of Headings.

The Article and Section headings herein are for convenience of reference only and shall not affect the construction hereof.

SECTION 302. Governing Law.

Subject to the following sentence, this Fifth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws. This Fifth Supplemental Indenture is subject to the provisions of the TIA that are required to be part of the Original Indenture and shall, to the extent applicable, be governed by such provisions.

SECTION 303. Counterparts.

This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 304. Trustee.

The Trustee makes no representation as to the validity or sufficiency of this Fifth Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and the Guarantor and not of the Trustee.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed as of the day and year first above written.

News America Incorporated

By: /s/ Lawrence A. Jacobs

Name:	Lawrence A. Jacobs
Title:	Senior Executive Vice President and General Counsel

News Corporation, as Guarantor

By: /s/ Lawrence A. Jacobs

Name:	Lawrence A. Jacobs
Title:	Senior Executive Vice President and General Counsel

News Australia Holdings Pty Limited, as Guarantor

By: /s/ Lawrence A. Jacobs

Name:	Lawrence A. Jacobs
Title:	Senior Executive Vice President and General Counsel

FEG Holdings, Inc., as Guarantor

By: /s/ Lawrence A. Jacobs

Name:	Lawrence A. Jacobs
Title:	Senior Executive Vice President and General Counsel

Fox Entertainment Group, Inc., as Guarantor

By: /s/ Lawrence A. Jacobs

Name:	Lawrence A. Jacobs

Title:	Senior Executive Vice President and General Counsel

News America Marketing FSI, LLC, as Guarantor

By: /s/ Lawrence A. Jacobs

Name:	Lawrence A. Jacobs
Title:	Senior Executive Vice President and General Counsel

News Publishing Australia Limited, as Guarantor

By: /s/ Lawrence A. Jacobs

Name:	Lawrence A. Jacobs
Title:	Senior Executive Vice President and General Counsel

Media Support Services Limited, as Guarantor

By: /s/ Olga Bortnyaeva

Name:	Olga Bortnyaeva
Title:	as attorney

Outdoor Systems Limited, as Guarantor

By: /s/ Olga Bortnyaeva

Name:	Olga Bortnyaeva
Title:	as attorney

Limited Liability Company “APR City/TVD”, as Guarantor

By:	/s/ Vladimir Semyachkin
Name:	Vladimir Semyachkin
Title:	General Director

Limited Liability Company “Display”, as Guarantor

By:	/s/ Olga Pavlova
Name:	Olga Pavlova
Title:	General Director

Limited Liability Company “Outdoor Marketing (Russia)”, as Guarantor

By:	/s/ Igor Chernenko
Name:	Igor Chernenko
Title:	General Director

Limited Liability Company “Outdoor Media Management”, as Guarantor

By:	/s/ Vladimir Ryabovol
Name:	Vladimir Ryabovol
Title:	General Director

The Bank of New York

By: /s/ Franca Ferrera

Name:	Franca Ferrera
Title:	Assistant Vice President

STATE OF NEW YORK )
) ss.:
COUNTY OF NEW YORK)

On this 23 day of May, 2007, before me personally appeared Lawrence Jacobs, who acknowledged himself to be the Senior EVP of News America Incorporated, and that he, as such, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing in the name of each such corporation as such.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

By: /s/ Jacinta T. Palmer

Name:	Jacinta D. Thomas Palmer
Title:	Notary Public, State of New York No. 01TH6062503 Qualified in Kings County Commission Expires Aug 6, 2009

[Notarial Seal]

STATE OF NEW YORK )
) ss.:
COUNTY OF NEW YORK)

On this 23 day of May, 2007, before me personally appeared Lawrence Jacobs, who acknowledged himself to be the Senior EVP of News Corporation, and that he, as such, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing in the name of each such corporation as such .

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

By: /s/ Jacinta T. Palmer

Name:	Jacinta D. Thomas Palmer
Title:	Notary Public, State of New York No. 01TH6062503 Qualified in Kings County Commission Expires Aug 6, 2009

[Notarial Seal]